AGREEMENT

                                   BETWEEN

                          FALCON ENERGY HOLDING CORP

                                     AND

                                 EUROGAS INC.

THIS AGREEMENT WITNESSES that in consideration of the following undertakings and conditions, the parties agree as follows:


In reference to a contract between the herein mentioned companies, executed on September 17th, 2001

BETWEEN:
EuroGas Inc.
Kartner Ring 5-7
1010-Vienna, Austria

AND:
Falcon Energy Holding Corp.
Suites 136-158
86 Gogol Str.
480091 - Almaty, Kazakhstan

certain terms and conditions have become due, namely:

 . according to 2(a), of said contract, 3,000,000 (three million) shares will be delivered by EuroGas to Falcon Holding, within 15 (fifteen) days after the execution of said agreement.
 .  furthermore, 2(b), of said contract, stipulates that a further 7,000,000
   (seven million) shares of EuroGas Inc. will be delivered by October 1st, along with satisfactory proof to Falcon Holding that EuroGas Inc. will fund the US$ 8,000,000.

THEREFORE:

 .  3,000,000 (three million) shares of EuroGas Inc. are now past due to
   Falcon Holding according to 2(a).
 . 7,000,000 (seven million) shares of EuroGas Inc. are now past due to Falcon Holding according to 2(b).

FURTHERMORE:

 . Falcon Holding has received sufficient proof according to 2(b) that EuroGas Inc. has secured funding to the amount of US $10,000,000 from "Oxbridge Limited" with offices at: Arthur House, 50A Portland Road, London, England SE 254PQ. The letter from Oxbridge was dated October 10, 2001 and stated that the funding for the project is available in two tranches; US $4,000,000 by about November the 1st 2001, with a further payment of US$ 6,000,000 to be paid on or before December 31, 2001.

The commitment for US$ 10,000,000 is acceptable to Falcon as per the contract between Falcon and EuroGas dated the 17th of September whereby EuroGas committed to fund US$ 8,000,000 for the first phase of the program.

The undersigned hereby agrees to the release the 10,000,000 shares of EuroGas, Inc. to Falcon Energy Holding Corp. forthwith, according to the Agreement dated on 17th September 2001.



Dated this 22nd day of November, 2001.



Per:    /s/ Wolfgang Rauball
    Wolfgang Rauball
    President & CEO
    EuroGas Inc.



Agreed and witnessed by:

/s/ Walter Storm
Walter Storm, President            Dated:   November 25, 2001